Exhibit 16.1

1299 Farnam St., Ste. 530 Landmark Center Omaha, NE 68102-1127 O 402.344.6199 F 402.344.6101 www.mcgladrey.com

October 1, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Equitable Financial Corp.’s statements included under Item 4.01 of its Form 8-K filed on October 1, 2015, and we agree with such statements concerning our firm.

McGladrey LLP